Exhibit 10.3

Execution Version

PARENT GUARANTEE

Dated as of February 11, 2025

by and among

Applied Digital CORPORATION, as Guarantor,

APLD HPC HOLDINGS LLC, as Borrower,

and

SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent

Parent Guarantee

Parent Guarantee

5.7.	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial	10
5.8.	Severability	11
5.9.	Termination	11
5.10.	Collateral Agent	11
5.11.	USA Patriot Act	11

SCHEDULES

4.4	Supporting Calculations

5.2	Addresses for Notices

ii	Parent Guarantee

PARENT GUARANTEE, dated as of February 11, 2025 (this “Guarantee”), made by and among (a) Applied Digital corporation, a Nevada corporation (the “Guarantor”); (b) APLD HPC HOLDINGS LLC, a Delaware limited liability company (the “Borrower”); and (c) SUMITOMO MITSUI BANKING CORPORATION, acting as Collateral Agent on behalf of the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower has entered into a Credit and Guaranty Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”), with Sumitomo Mitsui Banking Corporation, acting as Administrative Agent on behalf of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as Collateral Agent, and each of the Lenders from time to time party thereto;

WHEREAS, the Borrower, through the Subsidiary Guarantors (all wholly owned Subsidiaries of the Borrower), intends to design, develop, engineer, construct, equip, test, complete and maintain one or more data center buildings located in Ellendale, North Dakota (the “Project”);

WHEREAS, as of the date hereof, the Guarantor is an Affiliate of the Borrower and will obtain benefits from the making of the Loans to the Borrower for the design, development, engineering, construction, equipping, testing, completion, operation and maintenance of the Project;

WHEREAS, it is a condition precedent to the Closing Date that the Guarantor shall have executed and delivered this Guarantee; and

NOW THEREFORE, to induce the Secured Parties to enter into the Loan Documents to which they are a party and for the Lenders to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, the Borrower and the Collateral Agent (for and on behalf of the Secured Parties) agree as follows:

Article I
Definitions

1.1. Definitions. All capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in the Credit Agreement. In addition, as used in this Guarantee, the following terms shall have the meanings specified below:

“Administrative Agent” shall have the meaning ascribed thereto in the recitals.

“Borrower” shall have the meaning ascribed thereto in the recitals.

“Collateral Agent” shall have the meaning ascribed thereto in the preamble.

“Credit Agreement” shall have the meaning ascribed thereto in the recitals.

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“Guarantee” shall have the meaning ascribed thereto in the preamble.

“Guarantor” shall have the meaning ascribed thereto in the preamble.

“Independent Accountant” shall mean CBIZ CPAs P.C., or such other independent public accountant of nationally recognized standing as may be reasonably approved by Collateral Agent, in each case, as may be from time to time selected by the Guarantor.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property or financial condition of the Guarantor that is reasonably likely to materially impair or prohibit the Guarantor’s ability to make timely payment of amounts payable under this Guarantee; or (b) the rights and remedies of the Lender Parties under this Guarantee.

“Obligations” shall have the meaning ascribed thereto in the Credit Agreement.

“Secured Parties” shall have the meaning ascribed thereto in the Credit Agreement.

“Subsidiary Guarantor” shall have the meaning ascribed thereto in the Credit Agreement.

“Termination Date” shall have the meaning ascribed thereto in the CASDA.

1.2. Rules of Interpretation. The principles of construction and interpretation set forth in Section 1.2 of the Credit Agreement shall apply to, and are hereby incorporated by reference in, this Guarantee.

Article II
PARENT GUARANTEE

2.1. Guarantee. The Guarantor hereby absolutely and unconditionally guarantees, to the Collateral Agent, for the benefit of the Secured Parties, as a guarantee of payment and performance and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. This Guarantee shall not be affected by the genuineness, validity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guarantee (other than the payment of such Obligations by the Borrower in full in cash), and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

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2.2. Obligations Unconditional.

(a) This Guarantee is a continuing guaranty and an absolute and unconditional guaranty of payment and performance and not of collection. The Guarantor agrees that it is not necessary for the Collateral Agent, in order to enforce this Guarantee, to institute suit or exhaust its legal remedies against the Borrower or any other Loan Party. It is expressly understood that the guarantee of the Guarantor set forth in this Article II constitutes additional and cumulative benefits given to Collateral Agent, for the benefit of the Secured Parties, as an inducement to the Secured Parties to extend credit to the Borrower.

(b) The obligations of the Guarantor under Section 2.1 are absolute and unconditional, irrespective of the value, genuineness, validity or enforceability of any Transaction Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of its undertakings hereunder (other than the performance of the Guarantor’s obligations hereunder), it being the intent of this Section 2.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) any amendment, modification, supplement, settlement, compromise, release or waiver of any Loan Document or any other Transaction Document;

(ii) at any time or from time to time, without notice to the Guarantor, the time for any performance of, or compliance with, any of the Obligations or any of the obligations of the Borrower under any Transaction Document shall be extended, or such performance or compliance shall be waived;

(iii) taking, holding, exchanging, enforcing, waiving, releasing, failing to perfect, selling, or otherwise disposing of any security for the payment of this Guarantee or any Obligations;

(iv) applying the Collateral or any other security and directing the order or manner of sale thereof as the Collateral Agent and the Lenders in their sole discretion may determine;

(v) releasing or substituting one or more of any endorsers or other guarantors of any of the Obligations;

(vi) any of the acts mentioned in any of the provisions of any other Transaction Document or any other agreement or instrument referred to herein or therein shall be done or omitted;

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(vii) the maturity of any of the Obligations or any obligation of the Borrower under any Transaction Document shall be accelerated, modified, waived, supplemented or amended in any respect, or any right under any Transaction Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any obligation of the Borrower under any Transaction Document, or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(viii) any lien or security interest granted to, or in favor of, the Collateral Agent or any other Secured Party as security for any of the Obligations (including Liens intended to be created by the Security Documents) or any of the Obligations shall fail to be perfected or shall be released;

(ix) the performance or failure to perform by the Guarantor of its obligations hereunder, or under any other agreement, or the condition (financial, legal or otherwise), affairs, status, nature or actions of the Borrower or any other Loan Party; or

(x) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, readjustment or similar proceeding affecting any other Loan Party.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notices required under this Guarantee) and any requirement that (x) any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other Loan Party under any Transaction Document to which such Person is a party or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations, or (y) the Collateral Agent or any other Secured Party or any party to a Loan Document exhaust any right, power or remedy or proceed against the Borrower or any other Loan Party under the Credit Agreement, any other Loan Document or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Obligations or any obligation of the Borrower under any Project Document.

(c) The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Loan Party, and a separate action may be brought against the Guarantor to enforce this Guarantee whether or not the Borrower or any other Person or entity is joined as a party.

(d) The Guarantor represents, warrants, and agrees that each of the waivers set forth in Section 2.2 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable Law or public policy, such waivers shall be effective to the maximum extent permitted by Law.

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2.3. Reinstatement. The obligations of the Guarantor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Guarantor under this Guarantee is rescinded or must be otherwise restored by the Borrower or the Collateral Agent to the Guarantor as a result of any proceedings in bankruptcy, and the Guarantor agrees that it will indemnify the Collateral Agent and each Secured Party on demand for all reasonable and documented actual out-of-pocket costs and expenses (including reasonable and documented fees and expenses of one counsel and, if necessary, a single local counsel) incurred by the Collateral Agent or such Secured Party in connection with any such rescission or restoration with respect to the Guarantor. This Section 2.3 shall survive the termination of this Guarantee and the resignation or removal of the Collateral Agent.

2.4. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until the Termination Date. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

2.5. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower or any Subsidiary Guarantor owing to the Guarantor, whether now existing or hereafter incurred or arising, including any obligation of the Borrower to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guarantee, to the payment in full in cash of all Obligations. If the Secured Parties so request in writing, any such obligation or indebtedness of the Borrower or any Subsidiary Guarantor to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the benefit of the Secured Parties and the proceeds thereof shall be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured, in such order as set forth in Section 2.11(g) of the Credit Agreement.

2.6. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed in connection with any case commenced by or against any Subsidiary Guarantor or the Borrower under any Debtor Relief Laws or otherwise, for all purposes under this Guarantee, all such amounts shall nonetheless be due and payable by the Borrower or such Subsidiary Guarantor immediately upon demand by the Secured Parties.

Article III
REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Collateral Agent (on behalf of the Secured Parties) that as of the date of this Guarantee, the Closing Date and the date of the Borrowing:

3.1. Existence. The Guarantor is (a) duly organized or formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation and (b) duly qualified and authorized to do business as is now being conducted and as is proposed to be conducted and is in good standing (to the extent applicable) as a corporation in each jurisdiction where its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

3.2. Litigation. There is no material action, suit, litigation, arbitration or administrative proceeding pending or, to the knowledge of the Guarantor, threatened in writing, against the Guarantor which could reasonably be expected to have a Material Adverse Effect.

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3.3. Absence of Breach. The execution by the Guarantor of this Guarantee, its consummation of the transactions contemplated hereby and its compliance with the terms hereof do not (a) violate the Guarantor’s Organization Documents, (b) violate in any material respect or result in any material breach or contravention of any order, writ, injunction, or decree of any Governmental Authority or any arbitral award which, in any such case, could reasonably be expected to have a Material Adverse Effect or (c) except as could not reasonably be expected to have a Material Adverse Effect, violate in any material respect or result in any material breach or contravention of, any material Contractual Obligation to which the Guarantor is a party.

3.4. Power and Authority. The Guarantor has all requisite power and authority, and all requisite governmental licenses, authorizations, consents and approval to execute, deliver and perform its obligations under this Guarantee.

3.5. Binding Effect. This Guarantee has been duly executed and delivered by the Guarantor. This Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

3.6. Permits. No Permit, and no filing or registration with, any Governmental Authority is necessary for the execution, delivery or performance by the Guarantor of this Guarantee or for the validity or enforceability hereof with respect to or against the Guarantor, except such actions, approvals, registrations, filings, notices or Permits as have been made or obtained and are in full force and effect.

3.7. Pari Passu Status. The obligations of the Guarantor hereunder rank at least pari passu in priority of payment with all unsecured Indebtedness of the Guarantor, except for any obligations of the Guarantor to creditors whose claims are preferred by operation of applicable Law.

Article IV
COVENANTS

For so long as the Guarantor has any obligations under this Guarantee:

4.1. Minimum Net Worth. The Guarantor, collectively, shall maintain at all times a minimum net worth of $250MM, as reasonably evidenced through publicly-available financial reporting or through the financial reporting documentation delivered pursuant to Section 4.3 below.

4.2. [Reserved.]

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4.3. Financial Statements. The Guarantor shall deliver to the Administrative Agent:

(a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flow of the Guarantor for such year and the related consolidated balance sheet of the Guarantor as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and accompanied by an opinion thereon (without qualification arising out of the scope of audit) of an Independent Accountant, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor as at the end of, and for, such fiscal year; and

(b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Guarantor, consolidated statements of income, retained earnings and cash flow of the Guarantor for such fiscal quarter and for the portion of the Guarantor’s fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, and accompanied, in each case, by a certificate of the director or fund manager of the Guarantor which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor in accordance with GAAP (except for the absence of footnotes) consistently applied as at the of, and for, such fiscal quarter (subject to normal year-end audit adjustments).

Any financial statement or other document required to be delivered pursuant to this Section 4.3 may be delivered electronically, and if so delivered, shall be deemed to have been delivered upon the Guarantor’s receipt of an acknowledgment from the Administrative Agent or Collateral Agent or on the date on which such documents are posted on the Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender Party has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or the Collateral Agent).

4.4. Supporting Calculation. Within (a) one hundred twenty (120) days after the end of each Fiscal Year of the Guarantor; and (b) sixty (60) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year of the Guarantor, the Guarantor shall deliver to the Administrative Agent reasonably detailed calculations of the net worth of the Guarantor in substantially the forma attached as Schedule 4.4.

4.5. Notices. The Guarantor shall promptly upon (and in any event within five (5) Business Days following) the Guarantor becoming aware of the same, deliver to the Collateral Agent notice of the Guarantor failing to observe or comply with any of the foregoing covenants in this Article IV.

Article V
MISCELLANEOUS

5.1. No Waiver; Cumulative Remedies. No failure by the Collateral Agent or any other Secured Party, and no delay by any such Person in exercising any right, remedy, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower Parties, the Guarantor or any of their respective Affiliates, on the one hand and the Collateral Agent or any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or thereunder. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any Secured Party to any other or further action in any circumstances without notice or demand.

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5.2. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.

(i) Except as otherwise provided in this Guarantee, including in Section 5.2(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail to the address or electronic mail address specified for the recipient in Schedule 5.2.

(ii) Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in Section 5.2(b) shall be effective as provided in such Section 5.2(b).

(b) Electronic Communications. Notices and other communications to each party hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent and the Borrower. Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, Etc. Each party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.

5.3. Amendments, Etc.

(a) Subject to Section 10.1 of the Credit Agreement, this Guarantee shall only be modified, amended or supplemented in writing and signed by the Guarantor, the Borrower and the Collateral Agent acting with the consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall act in accordance with Section 10.1 of the Credit Agreement).

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(b) Notwithstanding Section 5.3(a), without the consent of any other Secured Party (other than the parties hereto), the parties hereto may (but shall have no obligation to) amend or supplement this Guarantee to: (i) cure any ambiguity, defect or inconsistency that is not material; (ii) make any change that would provide any additional rights or benefits to the Secured Parties; (iii) correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto; (iv) effect the granting, protection, expansion or enhancement of any guarantee in favor of the Collateral Agent, for the benefit of the Secured Parties, or as required by applicable Law to give effect to or protect any guarantee for the benefit of the Secured Parties; or (v) as may be necessary to reflect the replacement of the Collateral Agent in accordance with Sections 9.8 and 9.10 of the CASDA.

5.4. Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of and be enforceable by the Collateral Agent and by its successors and permitted assigns. Neither the Guarantor nor the Borrower shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent, acting with the consent of the Administrative Agent. The Collateral Agent shall not assign or transfer its rights or obligations hereunder other than in accordance with the Loan Documents to which it is party. Nothing in this Guarantee, express or implied, shall give any Person, other than the parties hereto and their respective successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Guarantee.

5.5. No Third Party Beneficiaries. The covenants contained herein are made solely for the benefit of the parties hereto and the successors and assigns of such parties as specified herein and shall not be construed as having been intended to benefit any third party not a party to this Guarantee.

5.6. Counterparts; Integration; Effectiveness. This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Guarantee may be delivered by electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Guarantee shall be deemed to be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signature in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Guarantee constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guarantee shall become effective when it shall have been executed by the parties hereto and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

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5.7. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Guarantee shall, except as provided in Section 5.7(d), be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and any appellate court from any thereof and, by execution and delivery of this Guarantee, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment.

(c) Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guarantee brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York any appellate court from any thereof and, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Nothing in this Section 5.7 shall limit the right of the Collateral Agent or any other Secured Party to refer any claim against the Guarantor to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by the Collateral Agent or any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) EACH PARTY TO THIS GUARANTEE HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTEE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE.

5.8. Severability. If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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5.9. Termination. Except for any provision of this Guarantee that expressly survives the termination hereof, and subject to Section 2.3, this Guarantee shall terminate and be of no further force and effect on the Termination Date.

5.10. Collateral Agent. In acting under this Guarantee, the Collateral Agent shall have all of the rights, protections, immunities and powers (including, without limitation, the right to indemnification) applicable to Sumitomo Mitsui Banking Corporation as Collateral Agent under the CASDA. It is understood that any reference to the Collateral Agent taking any action, making any determinations, requests, directions, consents or elections, deeming any action or document reasonable, appropriate or satisfactory, exercising discretion, or exercising any rights or duties under this Guarantee shall be pursuant to written direction from the Administrative Agent or the Required Lenders.

5.11. USA Patriot Act. Each Secured Party hereby notifies the Guarantor and the Borrower that pursuant to the requirements of the PATRIOT Act, such Secured Party may be required to obtain, verify and record information that identifies the Guarantor and the Borrower, which information includes the name and address of the Guarantor and the Borrower and other information that will allow such Secured Party to identify the Guarantor and the Borrower in accordance with the PATRIOT Act. Each of the Guarantor and the Borrower agrees that it will provide each Secured Party with all commercially reasonable documentation and other information that such Secured Party requests in order for such Secured Party to comply with its ongoing obligations under the PATRIOT Act.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed and delivered as of the day and year first above written.

Applied Digital corporation,
as Guarantor

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

APLD HPC HOLDINGS LLC,
as Borrower

By:	/s/ Saidal Mohmand
Name:	Saidal Mohmand
Title:	Authorized Person

SUMITOMO MITSUI BANKING CORPORATION,
as Collateral Agent

By:	/s/ Quynh Tran
Name:	Quynh Tran
Title:	Managing Director

[Signature Page to Parent Guarantee]

SCHEDULE 4.4
TO PARENT GUARANTEE

SUPPORTING CALCULATIONS

As of the end of the [fiscal quarter/fiscal year] ended [____] 20[_____] (the most recently ended [fiscal quarter/fiscal year] for which financial statements are available), the Guarantor maintains a net worth equal to $[______], where:

(a)	the total assets of the Guarantor determined in accordance with GAAP (or such other method of accounting reasonably acceptable to the Administrative Agent), less	$[___________]
(b)	the total liabilities of the Guarantor as of such date determined in accordance with GAAP (or such other method of accounting reasonably acceptable to the Administrative Agent)	$[___________]

SCHEDULE 5.2
TO PARENT GUARANTEE

ADDRESSES FOR NOTICES

To the Guarantor:

Address:	3811 Turtle Creek Boulevard
Suite 2100
Dallas, TX 75219
Email:	[***]

To the Borrower:

Address:	3811 Turtle Creek Boulevard
Suite 2100
Dallas, TX 75219
Email:	[***]

To the Collateral Agent:

Address:	277 Park Avenue
New York, NY 10172
Attention:	Gregory Miller, James Briggs, Wunda Pangu
Email:	[***]
Phone:	[***]

Parent Guarantee